                                 LEASE AGREEMENT

                                     BETWEEN

                              SUN ASSOCIATES, LLC,


                                     LESSOR,


                                      -AND-


                              SALEX HOLDING CORP.,


                                     LESSEE.




                     --------------------------------------

                            DATED: December 23, 1998

                      -------------------------------------









Prepared by:
Stephen A. Urban, Esquire
Shanley & Fisher, P.C.
131 Madison Avenue
Morristown, New Jersey 07962

                                TABLE OF CONTENTS
                                                                      Page

PRELIMINARY STATEMENT................................................   1

ARTICLE 1   DEFINITIONS..............................................   1

ARTICLE 2   DEMISE; TERM; CONDITION..................................   4

ARTICLE 3   BASIC RENT; ADDITIONAL RENT; NET LEASE...................   5

ARTICLE 4   PAYMENT OF IMPOSITIONS; SERVICES.........................   6

ARTICLE 5   MAINTENANCE; ALTERATIONS; ADDITIONS; REMOVAL
            OF TRADE FIXTURE.........................................   6

ARTICLE 6   USE OF DEMISED PREMISES..................................   8

ARTICLE 7   INDEMNIFICATION; LIABILITY OF LESSOR.....................   9

ARTICLE 8   COMPLIANCE WITH REQUIREMENTS.............................  10

ARTICLE 9   DISCHARGE OF LIENS; PERMITTED CONTESTS...................  12

ARTICLE 10  INSURANCE................................................  13

ARTICLE 11  ESTOPPEL CERTIFICATES....................................  14

ARTICLE 12  ASSIGNMENT AND SUBLETTING................................  15

ARTICLE 13  CASUALTY.................................................  20

ARTICLE 14  CONDEMNATION.............................................  21

ARTICLE 15  EVENTS OF DEFAULT........................................  23

ARTICLE 16  CONDITIONAL LIMITATIONS; REMEDIES........................  25

ARTICLE 17  SUBORDINATION............................................  29

ARTICLE 18  LESSEE'S REMOVAL.........................................  30

ARTICLE 19  MISCELLANEOUS............................................  31

ARTICLE 20  LESSEE'S ADDITIONAL RIGHTS...............................  34

EXHIBIT A - DESCRIPTION OF LAND
EXHIBIT B - BASIC RENT



                                      -i-
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                                 LEASE AGREEMENT

                  LEASE AGREEMENT (this "Lease"), made as of December _23__, 1998, between SUN ASSOCIATES, LLC (the "LESSOR"), a New York limited liability company, having offices at 765 Hillcrest Place, North Woodmere, New York 11581,
Attention: Betty Sun, and SALEX HOLDING CORP. (the "LESSEE"), a Delaware corporation, having an office at 50 Laser Court, Hauppauge, New York 11788-3912,
Attention: Mr. Salvatore Crimi.

                              PRELIMINARY STATEMENT

                  LESSOR is the owner of certain real property situate, lying and being in the Town of Smithtown (Village of Hauppauge), County of Suffolk, State of New York, described on Exhibit A annexed hereto (the "Land"), which is improved with a building containing approximately 12,000 square feet of space (the "Building"), a surface parking lot and related improvements (collectively the "Improvements") (the Land and the Improvements being herein collectively called the "Demised Premises").

                  LESSOR desires to lease to LESSEE, and LESSEE desires to rent and hire from LESSOR, the Demised Premises on the terms and conditions contained herein.

                  NOW, THEREFORE, LESSOR and LESSEE agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1. As used in this Lease, the following terms have the following respective meanings:

                  (a) Additional Rent:  defined in Section 3.2.

                  (b) Basic Rent:  defined in Section 3.1.

                  (c) Building:  defined in the Preliminary Statement.

                  (d) Commencement Date:  the date of this Lease.

                  (e) Demised Premises:  defined in the Preliminary Statement.

                  (f) Environmental Laws: all statutes, regulations, codes, orders and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and the regulations promulgated thereunder.

                  (g) Events of Default:  defined in Article 15.

                  (h) Full Insurable Value: 100% of the replacement cost of the Improvements and all other improvements on the Demised Premises, excluding improvements below grade which are not insurable, as determined from time to time.

                  (i) Impositions: all taxes, assessments, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees, and other authorization fees and charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character and description (including all penalties and interest thereon) which at any time during or in respect of the term hereof may be assessed, levied, confirmed or imposed on or in respect of or be a Lien upon (a) the Demised Premises or any interest therein, or any Basic Rent or Additional Rent or other sum reserved or payable hereunder, or this Lease, or any estate, right, or interest hereunder,
(b) LESSOR and which relate to LESSOR'S ownership of the Demised Premises, the use or occupancy of the Demised Premises or the transactions contemplated by this Lease, and (c) any occupancy, use or possession of the Demised Premises or any activity conducted thereon. Nothing herein shall require LESSEE to pay any franchise, estate, inheritance, income, excess profits or other such taxes levied against LESSOR determined on the basis of LESSOR'S net income or revenue, unless such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Demised Premises, which, if such other tax or assessment were in effect, would be payable by LESSEE.

                  (j) Improvements:  defined in the Preliminary Statement.

                  (k) Insurance Requirements: all terms of any insurance policy maintained by LESSOR or LESSEE with respect to the Demised Premises.

                  (l) Land:  defined in the Preliminary Statement.

                  (m) Legal Requirements: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department,

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which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, including, but not limited to, all Environmental Laws.

                  (n) LESSEE: the party defined as such in the first paragraph of this Lease.

                  (o) LESSEE'S Visitors: LESSEE'S agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by LESSEE onto the Demised Premises as guests or doing lawful business with LESSEE.

                  (p) LESSOR: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of LESSOR'S interest in the Demised Premises.

                  (q) Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or materialmen's lien.

                  (r) Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by LESSOR in recovering such amount.

                  (s) Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to LESSEE by the subtenant (excluding reasonable sums paid for the sale of LESSEE'S fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by LESSEE pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, and (iii) other customary and reasonable costs incurred by LESSEE in connection with the subleasing; and in the case of an assignment, the amount by which all sums and other considerations paid to LESSEE by the assignee of this Lease for or by reason of such assignment (excluding reasonable sums paid for the sale of LESSEE'S fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, and (ii) other customary and reasonable costs incurred by LESSEE in connection with the assignment.

                  (t) Recapture Notice:  defined in Section 12.5.

                  (u) Recapture Space:  defined in Section 12.5.

                  (v) Restoration: the restoration, replacement or rebuilding of the Improvements (excluding any alterations, additions and improvements installed by LESSEE and any trade fixtures and personal property owned by LESSEE) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

                  (w) Taking: a taking of all or any part of the Demised Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Demised Premises or any part thereof, by any governmental authority, civil or military.

                  (x) Term:  defined in Section 2.2.

                  (y) Underlying Encumbrance:  defined in Section 17.1.


                                    ARTICLE 2

                             DEMISE; TERM; CONDITION

                  2.1. Demise. LESSOR, for and in consideration of the covenants hereinafter contained and made on the part of the LESSEE, does hereby demise and lease to LESSEE, and LESSEE does hereby hire from LESSOR, the Demised Premises, subject to the terms and conditions of this Lease. LESSOR and LESSEE agree, that for all purposes of this Lease, the Demised Premises shall be deemed to consist of 12,000 square feet.

                  2.2. Term. The term (the "Term") of this Lease shall commence on the Commencement Date and shall, unless earlier terminated in accordance with the provisions of this Lease, end on December 31, 2008.

                  2.3. Condition. LESSEE agrees to accept possession of the Demised Premises in its "AS IS" condition as of the date of this Lease. LESSEE agrees further that neither LESSOR nor any agent or representative of LESSOR has made any representations or warranties with respect to the physical condition of the Demised Premises, and LESSEE acknowledges that it is not relying upon any such representation in entering into this Lease.

                  2.4. Delivery of Possession. LESSEE is in possession of the Demised Premises.

                                    ARTICLE 3

                     BASIC RENT; ADDITIONAL RENT; NET LEASE

                  3.1. Basic Rent. LESSEE shall pay to LESSOR, during the Term of this Lease, basic rent ("Basic Rent") in the amounts and at the times provided in Exhibit B in lawful money of the United States of America. In the event the Commencement Date shall be other than the first day of a calendar month, the Basic Rent for said month shall be prorated. Basic Rent will be deemed to have been paid to LESSOR when it is received by LESSOR.

                  3.2. Additional Rent. LESSEE will also pay and discharge when due, as additional rent ("Additional Rent"), to the persons entitled to receive same, all other amounts, liabilities and obligations which LESSEE herein agrees to pay or discharge, together with all interest, penalties and costs which may be added thereto. LESSOR shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise for failure to pay Additional Rent as are available for nonpayment of Basic Rent. Additional Rent shall commence on the Commencement Date.

                  3.3. Late Charge. If any installment of Basic Rent or any Additional Rent is not paid within ten (10) days after the date that such installment was due, LESSEE shall pay to LESSOR a late charge based on the amount unpaid, at the same rate that LESSOR's lender could charge LESSOR if LESSOR were to make a late payment under the first mortgage encumbering the Demised Premises.

                  3.4. Triple Net Lease. This is a triple net lease, and except as herein provided, LESSEE hereby covenants and agrees to pay to LESSOR during the Term, at LESSOR'S address for notices hereunder, or such other place as LESSOR may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind, the Basic Rent and Additional Rent. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall LESSEE have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic

Rent or Additional Rent, nor shall the obligations and liabilities of LESSEE hereunder be in any way affected for any reason. The obligations of LESSEE hereunder shall be separate and independent covenants and agreements.

                                    ARTICLE 4

                        PAYMENT OF IMPOSITIONS; SERVICES

                  4.1. Payment of Impositions, etc. LESSEE will pay all Impositions and all charges for utility, communications and other services at any time rendered or used on or about the Demised Premises, before any interest or penalty may be added thereto, and such charges shall be deemed Additional Rent hereunder. LESSOR agrees to request the tax assessor to forward the tax bill for the Demised Premises directly to LESSEE. If the tax assessor refuses to forward tax bills directly to LESSEE, LESSOR shall forward the tax bills to LESSEE upon receipt of same. LESSEE shall, promptly upon payment of Impositions, forward to LESSOR satisfactory proof evidencing payment of same. If the holder of any mortgage encumbering the Demised Premises requires LESSOR to pay to such holder escrows for any Impositions or other charges (i.e. insurance), provided that LESSEE has received prior notice of same, LESSEE shall pay the required amount of any such escrows, including reserves, to LESSOR together at least three (3) business days in advance of the date that LESSOR must pay same to such mortgage holder. LESSOR shall provide LESSEE promptly with such holder's accounting of such escrows. Any Impositions paid by LESSEE, and any escrows and reserves paid to the holder of any mortgage, shall be pro-rated at the expiration of this Lease.

                  4.2. Services. LESSEE hereby acknowledges and agrees that LESSOR is not obligated to provide any services to LESSEE and that LESSEE shall provide or contract in its name for all services required in connection with its use and occupancy of the Demised Premises and the maintenance and repair of the Demised Premises (including, without limitation, landscaping, snow removal, garbage collection, window cleaning, extermination and janitorial services).

                                    ARTICLE 5

                            MAINTENANCE; ALTERATIONS;
                      ADDITIONS; REMOVAL OF TRADE FIXTURES

                  5.1. Maintenance Obligations. LESSEE acknowledges that LESSOR has purchased the Demised Premises from LESSEE on this date in reliance on LESSEE'S maintenance obligations contained in this Section 5.1, and that the

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Basic Rent set forth herein is calculated assuming that LESSEE will perform its obligations under this Section 5.1. LESSEE shall, at its sole cost and expense,
(i) keep and maintain the Demised Premises in substantially the same condition as exists on the Commencement Date (except for ordinary wear and tear), (ii) make all repairs, alterations, renewals and replacements, ordinary and extraordinary, structural or non-structural, foreseen or unforeseen (including, without limitation, roof repairs and repair of termite damage), and (iii) take such other action as may be necessary or appropriate to keep and maintain the Demised Premises in such condition. LESSOR shall not be obligated in any way to maintain, alter or repair the Demised Premises. Notice is hereby given that LESSOR will not be liable for any labor, services or materials furnished or to be furnished to LESSEE, or to anyone holding the Demised Premises or any part thereof through or under LESSEE, and that no mechanics' or other liens for any such labor or materials shall attach to or affect the interest of LESSOR in and to the Demised Premises.

                  5.2. Standards. All maintenance and repair, and each addition, improvement or alteration (a) must not, individually or in the aggregate, materially adversely affect the usefulness of the Demised Premises for its use as of the date of this Lease, or materially adversely affect the operation of the electrical or mechanical systems of the Building, (b) shall be completed in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements, and (c) shall be completed free and clear of all Liens.

                  5.3. Interior Non-Structural Alterations and Improve-ments. If there is no then existing Event of Default by LESSEE under this Lease beyond any applicable cure period, LESSEE may, at its sole cost and expense, make interior non-structural additions, improvements or alterations to the Demised Premises, provided the same do not interfere with or disrupt any electrical, mechanical, plumbing or other system of the Building, do not affect the outside appearance of the Building, do not affect the roof of the Building or any structural element of the Building, do not reduce the value of the Building, and do not cost, in the aggregate, more than $50,000.00 per year. LESSEE may not perform any other alterations to the Building, without LESSOR'S prior written consent, which shall not be unreasonably withheld or delayed. In order to obtain LESSOR'S consent, LESSEE shall first submit to LESSOR plans and specifications detailing the scope and nature of any work, and any other information as may be reasonably requested by LESSOR. LESSEE shall obtain any required governmental permits and approvals, and deliver copies of same to LESSOR, prior to performing any alterations.

                  5.5. Service Contracts. LESSEE shall, at its sole cost and expense, procure and maintain in full force, effect and good standing, a contract for the service, maintenance and replacement of all heating, ventilating and air conditioning equipment (HVAC) from time to time installed in the Demised Premises, which service contract shall be between LESSEE and a HVAC service and maintenance contracting firm of proven and established reputation.
5.6. Title to Alterations etc. (a) All additions, improvements and alterations to the Demised Premises shall, upon installation, become the property of LESSOR and shall be deemed part of, and shall be surrendered with, the Demised Premises, except as follows. Only in the case alterations, additions or improvements with respect which LESSOR'S consent is required pursuant to Section
5.3 above, LESSOR, by notice given to LESSEE at the time LESSOR approves such additions, improvements or alterations may elect to relinquish LESSOR'S right thereto. If LESSOR so elects to relinquish LESSOR'S right to any addition, improvement or alteration as aforesaid, then, prior to the expiration or termination of the Term, LESSEE shall remove said addition, improvement or alteration, shall promptly repair any damage to the Demised Premises caused by said removal and shall restore the Demised Premises to the condition existing prior to the installation of said addition, improvement or alteration. LESSEE shall have no obligation to remove any addition, improvement or alteration, or restore the Demised Premises to the condition existing prior to the installation of said addition, improvement or alteration, if LESSOR was not required to approve such addition, improvement or alteration pursuant to Section 5.3 above, and such addition, improvement or alteration was performed in a first class, workmanlike manner.

                  (b) LESSEE may install or place or reinstall or replace and remove from the Demised Premises any trade equipment, machinery and personal property belonging to LESSEE, provided, that LESSEE shall repair all damage caused by such removal. Such trade equipment, machinery and personal property shall not become the property of LESSOR and shall remain the property of LESSEE.

                                    ARTICLE 6

                             USE OF DEMISED PREMISES

                  6.1. Permitted Uses. LESSEE shall not, except with the prior consent of LESSOR, use or suffer or permit the use of the Demised Premises to be used for any purpose other than general office and business use.

                  6.2. Limitations on Use. LESSEE shall not use, or suffer or permit the use of, the Demised Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which would violate any covenant, agreement, term, provision or condition of this Lease or would be unlawful or in contravention of the certificate of occupancy for the Building, or in contravention of any Legal or Insurance Requirement to which the Demised Premises is subject, or (b) which would overload the electrical or mechanical systems of the Building, or (c) which would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law, or (d) suffer or permit the Building or any component thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which would in any way impair or exceed the design criteria, the structural integrity, character or appearance of the Building, or result in the use of the Building or any component thereof in a manner or for a purpose not intended.

                  6.3. Permits and Approvals. LESSEE shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of LESSEE'S business at the Demised Premises.

                                    ARTICLE 7

                      INDEMNIFICATION; LIABILITY OF LESSOR

                  7.1. Indemnification by LESSEE. LESSEE hereby indemnifies, and shall pay, protect and hold LESSOR harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys' fees and expenses) and judgments of any nature, arising, or alleged to arise, from or in connection with, (a) any injury to, or the death of, any person or loss or damage to property on or about the Demised Premises, except when arising from the negligence or the recklessness or willful misconduct of LESSOR, its agents, servants, employees or contractors, (b) any violation of this Lease or of any Legal or Insurance Requirement by LESSEE, or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof by LESSEE or by any third party for LESSEE. LESSEE will resist and defend any action, suit or proceeding brought against LESSOR by reason of any such occurrence by independent counsel selected by LESSEE and approved by LESSOR. The obligations of LESSEE under this Section 7.1 shall survive any termination of this Lease.

                  7.2. No Claims Against LESSOR. LESSEE agrees to make no claim against LESSOR for any damage to or loss of any goods, fixtures, equipment, machinery, personal property or other property installed, stored, or placed by LESSEE or others at the Demised Premises, including any claims for business interruption or consequential damages, it being understood that LESSEE assumes all risk in connection therewith.

                                    ARTICLE 8

                          COMPLIANCE WITH REQUIREMENTS

                  8.1. Compliance. LESSEE shall, during the Term, at its sole cost and expense, (a) comply with all Legal and Insurance Requirements applicable to the Demised Premises and LESSEE'S use thereof and (b) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for its use of the Demised Premises and for the proper operation, maintenance and repair of the Demised Premises or any part thereof. LESSOR will join in the application for any permit or authorization with respect to Legal Requirements if such joinder is necessary, and cooperate with LESSEE in connection therewith, at no cost to LESSOR.

                  8.2. Negative Covenants. LESSEE shall not do, or permit to be done, anything in or to the Demised Premises, or bring or keep anything therein which will, in any way, invalidate or conflict with the fire insurance or public liability insurance policies covering the Demised Premises or any personal property kept therein, or obstruct or interfere with the rights of LESSOR, or subject LESSOR to any liability for injury to persons or damage to property, or violate any Legal Requirements.

                  8.3. Reporting. LESSEE shall deliver promptly to LESSOR a true and complete photocopy of any correspondence, notice, report, sampling, test, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Legal Requirements or Insurance Requirements relating to or affecting LESSEE'S use and occupancy of the Demised Premises.

                  8.4. No Hazardous Substances. LESSEE shall not cause or permit any "hazardous substance", "hazardous waste" or terms of similar import, as such terms are defined in applicable Environmental Laws, to be brought, kept or stored on or about the Demised Premises, and LESSEE shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Demised Premises which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes, except substances normally used in connection with office operations which are kept in accordance with applicable Environmental Laws.

                  8.5. Spills and Discharges. (a) If a spill or discharge of a hazardous substance or a hazardous waste occurs on the Demised Premises during the Term, LESSEE shall, promptly upon obtaining knowledge thereof, give LESSOR immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts. LESSEE shall pay all costs and expenses relating to compliance with the applicable Environmental Law (including, without limitation, the costs and expenses of the site investigations and of the removal and remediation of such hazardous substance or hazardous wastes) arising out of or in connection with any such spill or discharge, except any spill or discharge caused by the negligence or willful misconduct of LESSOR, its agents, servants or contractors, which such spill or discharge shall be remediated by LESSOR after giving notice thereof to LESSEE.

                  (b) Without relieving LESSEE of its obligations under this Lease and without waiving any default by LESSEE under this Lease, in the event LESSEE fails after notice from the governmental authority having jurisdiction to take action to respond to a spill or discharge for which LESSEE is responsible under this Lease, LESSOR shall have the right, but not the obligation, to take such action as LESSOR deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste for which LESSEE is responsible under this Lease. In such event, LESSEE shall pay to LESSOR within thirty (30) days after demand, as Additional Rent, all reasonable costs and expenses incurred by LESSOR in connection with any action taken by LESSOR.

                  8.6. Testing. (a) LESSOR shall have the right, but not the obligation, upon notice to LESSEE, to enter onto the Demised Premises from time to time during the Term for the purpose of conducting such tests and investigations as LESSOR deems reasonably necessary to determine whether LESSEE is complying with the provisions of this Article 8 and all applicable Environmental Laws. LESSEE shall have the right to accompany LESSOR and to obtain splits of any samples collected. In the event LESSOR determines that LESSEE is not in compliance with this Article 8 or any Environmental Law, LESSOR shall notify LESSEE of such fact, setting forth in such notice the basis for LESSOR'S determination and shall provide to LESSEE copies of any reports, data and/or other information relating to LESSOR'S determination. LESSEE shall promptly perform any actions required under this Lease to comply with this
Article 8 or any Environmental Laws.

                  (b) In the event LESSEE is not in compliance with the provisions of this Article 8 or any applicable Environmental Law, LESSEE shall pay to LESSOR, as Additional Rent, within thirty (30) days after demand, an amount equal to all reasonable costs and expenses incurred by LESSOR in connection with the tests and investigations conducted by or on behalf of LESSOR.

                  8.7. Environmental Indemnification. LESSEE hereby agrees to defend, indemnify and hold LESSOR harmless from and against any and all claims, losses, liability, damages and expenses (including, without limitation, site investigation costs, removal and remediation costs and reasonable attorneys' fees and disbursements) arising out of or in connection with (a) LESSEE'S use and occupancy of the Demised Premises under this Lease, (b) any spill or discharge of a hazardous substance or hazardous waste unless caused by the negligence or willful misconduct of LESSOR, its agents, servants, employees or contractors, and/or (c) LESSEE'S failure to comply with the provisions of this
Article 8.

                  8.9. Survival. The provisions of this Article 8 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                     DISCHARGE OF LIENS; PERMITTED CONTESTS

                  9.1. Discharge of Liens. LESSEE will discharge by bond or otherwise, within thirty (30) days after receipt of notice thereof, any Lien on

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the Demised Premises or the Basic Rent, Additional Rent or any other sums payable under this Lease, caused by or arising out of LESSEE'S acts or LESSEE'S failure to perform any obligation hereunder.

                  9.2. Permitted Contests. LESSEE may contest by appropriate proceedings, the amount, validity or application of any Legal Requirement which LESSEE is obligated to comply with or any Lien which LESSEE is obligated to discharge, provided that (a) such proceedings shall suspend or stay the collection thereof, (b) no part of the Demised Premises or of any Basic Rent or Additional Rent or other sum payable hereunder would be subject to loss, sale or forfeiture during such proceedings, (c) LESSOR would not be subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) LESSEE shall have furnished such security as may be required in the proceedings,
(e) such proceedings shall not affect the payment of Basic Rent, Additional Rent or any other sum payable to LESSOR hereunder or prevent LESSEE from using the Demised Premises for its intended purposes, and (f) LESSEE shall notify LESSOR of any such proceedings prior to the commencement thereof, and shall describe such proceedings in reasonable detail. LESSEE will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be finally determined to be payable therein.

                  9.3. Tax Certiorari. Subject to the provisions of any mortgage encumbering the Demised Premises, LESSEE may bring proceedings in the appropriate jurisdiction to reduce the amount of any Impositions, and any reduction in the amount of such Impositions due with respect to the term of this Lease shall inure to the benefit of LESSEE. LESSEE shall give prior notice of any such proceedings to LESSOR.

                                   ARTICLE 10

                                    INSURANCE

                  10.1. LESSEE'S Insurance. LESSEE will maintain with insurers authorized to do business in the State of New York and which are rated A-Plus in Best's Key Rating Guide (LESSOR accepts LESSEE'S insurance provided on this date, and LESSEE shall have a reasonable period of time to obtain any additional insurance required hereunder.):

                  (a) comprehensive general liability insurance (including, during any period when LESSEE is making alterations or improvements to the

Demised Premises, coverage for any construction on or about the Demised Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Demised Premises, or as a result of ownership of facilities located on the Demised Premises, in a combined single limit of not less than $5,000,000.00 for each claim with respect to any bodily injury, personal injury or death or property damage;

                  (b) workers' compensation insurance coverage for the full statutory liability of LESSEE;

                  (c) fire insurance and insurance with respect to risks from time to time included under standard extended coverage endorsement, including but not limited to water leakage, boiler, vandalism and malicious mischief, in an amount equal to the Full Insurable Value of the Demised Premises, as determined from time to time;

                  (d) rental value insurance against loss by reason of the risks described in clause (c) above in an amount sufficient to pay all Basic Rent and Additional Rent for a period of twelve (12) months after the occurrence of any loss.

                  10.2. Policy Provisions. The policies of insurance required to be maintained by LESSEE pursuant to clauses (c) and (d) of Section 10.1 shall name LESSOR and any mortgagee designated by LESSOR as the insured parties, and the policies of insurance required to be maintained by LESSEE pursuant to clause
(a) of Section 10.1 shall name LESSOR, LESSEE and any mortgagee designated by LESSOR as the insured parties; all such policies shall be on standard forms. In addition, (i) the policies of insurance required to be maintained by LESSEE pursuant to clauses (a), (c) and (d) of Section 10.1 shall provide that at least thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given and that such insurance shall not be invalidated by any change in the title or ownership of the Demised Premises, and (ii) the policy of insurance required to be maintained by LESSEE pursuant to clause (a) of Section 10.1 shall also include a contractual liability endorsement evidencing coverage of LESSEE'S obligation to indemnify LESSOR pursuant to Section 7.1 hereof.

                  10.3. Evidence of Insurance. On the Commencement Date, LESSEE shall deliver to LESSOR original certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by LESSEE, and, at least ten (10) days prior to the expiration of any such insurance, other original certificates evidencing the renewal of such insurance.

                  10.4. Waivers. LESSOR hereby waives and releases LESSEE, and LESSEE hereby waives and releases LESSOR, from any and all liabilities, claims and losses for which the released party is or may be held liable, to the extent of any insurance proceeds received by said party. Each party agrees to have included in each casualty and liability insurance policy maintained in connection with the Demised Premises or any property belonging to it or others in the Demised Premises a waiver of the insurer's right of subrogation against the other.

                                   ARTICLE 11

                              ESTOPPEL CERTIFICATES

                  11.1. Estoppel Certificates. At any time and from time to time, upon not less than fifteen (15) days' prior notice, each party shall execute, acknowledge and deliver to the other a statement, certifying the following: (a) the Commencement Date, (b) the termination date, (c) the date(s) of any amendment(s) and/or modification(s) to this Lease, (d) that this Lease was properly executed and that this Lease is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (e) the current annual Basic Rent and the current monthly installments of Basic Rent, (f) the date to which Basic Rent and Additional Rent have been paid, (g) that, to the best of such party's knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in this Lease or in the estoppel certificate, (h) that, in the case of LESSEE, LESSEE has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by LESSOR, except as specifically provided in this Lease or in the estoppel certificate,
(i) that LESSEE has not been granted any options or rights of first refusal to extend the Term or to terminate this Lease before the expiration date or to purchase the Demised Premises, except as specifically provided in this Lease or the estoppel certificate, (j) that, in the case of LESSEE, LESSEE has not received any notice of violation of Legal Requirements or Insurance Requirements relating to the Demised Premises, except as specifically provided in the estoppel certificate, (k) that, in the case of LESSEE, LESSEE has not assigned this Lease or sublet all or any portion of the Demised Premises, except as specifically provided in the estoppel certificate, (l) that, in the case of LESSEE, no "hazardous substances" or "hazardous wastes" have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Demised Premises, except as specifically provided in the estoppel certificate, and (m) such other reasonable matters as the person or entity requesting the certificate may request. LESSEE hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, mortgagee or assignee of any mortgage, of the Demised Premises or any part thereof.

                                   ARTICLE 12

                            ASSIGNMENT AND SUBLETTING

                  12.1. Consent Required. LESSEE shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Demised Premises, by operation of law or otherwise, without the prior written consent of LESSOR, which such consent LESSOR agrees not to unreasonably withhold or delay. Any consent granted by LESSOR in any instance shall not be construed to constitute a consent with respect to any other instance or request. No assignment or sublease shall be permitted if, at the effective date of such assignment or sublease, LESSEE is then in default under this Lease beyond any applicable notice and cure period.

                  12.2. Required Submissions. If LESSEE shall desire to sublet the Demised Premises or to assign this Lease, it shall first submit to LESSOR a written notice ("LESSEE'S Notice") setting forth in reasonable detail:

                  (a) the name and address of the proposed sublessee or assignee;

                  (b) the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which shall be at least ten (10) days after LESSEE'S Notice is given);

                  (c) the nature and character of the business of the proposed sublessee or assignee;

                  (d) banking, financial, and other credit information relating to the proposed sublessee or assignee, in reasonably sufficient detail, to enable LESSOR to determine the proposed sublessee's or assignee's financial responsibility; and

                  (e) in the case of a subletting, complete plans and specifications for any and all work to be done in the Demised Premises to be sublet.

                  12.3. LESSOR'S Consent. Within ten (10) days after LESSOR'S receipt of LESSEE'S Notice, LESSOR agrees that it shall notify LESSEE whether LESSOR (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 12.4.

                  12.4. Right of Recapture. (a) LESSOR shall have the right, to be exercised by giving written notice (the "Recapture Notice") to LESSEE within ten (10) days after receipt of LESSEE'S Notice, to recapture the space described in LESSEE'S Notice (the "Recapture Space"). The Recapture Notice shall cancel and terminate this Lease with respect to the Recapture Space as of the date stated in LESSEE'S Notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had been herein definitively fixed as the Termination Date, and LESSEE shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent (including Impositions) shall be equitably adjusted based upon the square footage of the Demised Premises then remaining, after deducting the square footage attributable to the Recapture Space. LESSOR shall not, in any event, be entitled to exercise its right of recapture hereunder in connection with any assignment to the successor of LESSEE by way of merger, consolidation, sale of all or substantially all of LESSEE'S assets or business, or a sale of all or a controlling interest in LESSEE.

                                (b) In the event LESSOR elects to exercise its
recapture right and the Recaptured Space is less than the entire
Demised Premises, then LESSOR, at its sole expense, shall have the right to make any alterations to the Demised Premises required, in LESSOR'S reasonable judgment, to make such Recaptured Space a self-contained rental unit. LESSOR agrees to perform all such work, if any, with as little inconvenience to or disturbance of LESSEE'S business as is reasonably possible; provided, however, LESSOR shall not be required to perform such work after LESSEE'S business hours or on weekends; and provided further, LESSOR shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of LESSEE'S use or possession of the Demised Premises, and shall not be liable to LESSEE for same, provided that LESSOR uses reasonable efforts to minimize any such inconvenience or disturbance.

                  12.5. Assumption of Lease. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 12 that the assignee execute, acknowledge, and deliver to LESSOR an agreement in form and substance reasonably satisfactory to LESSOR whereby the assignee assumes all of the obligations of LESSEE under this Lease and agrees that the provisions of this Article 12 shall continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

                  12.6. Sublease Requirements. In addition to the foregoing requirements, any sublease must contain the following provisions:

                  (a) the sublease shall be subject and subordinate to all of the terms and conditions of this Lease;

                  (b) at LESSOR'S option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, including extensions and renewals of such sublease, the subtenant shall make full and complete attornment to LESSOR for the balance of the term of the sublease. The attornment shall be evidenced by an agreement in form and substance satisfactory to LESSOR which the subtenant shall execute and deliver at any time within five (5) days after request by LESSOR or its successors and assigns;

                  (c) the term of the sublease shall not extend beyond a date which is one day prior to the expiration of the Term;

                  (d) no subtenant shall be permitted to further sublet all or any portion of the subleased space or to assign its sublease without LESSOR'S prior written consent; and

                  (e) the subtenant shall waive the provisions of any law now or subsequently in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession of the space subleased in the event that any proceeding is brought by LESSOR to terminate this Lease.

                  12.7. Nature of Assignment. Each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of LESSOR:

                  (a) any assignment or transfer of this Lease by operation of law; or

                  (b) any hypothecation, pledge, or collateral assignment of this Lease; or

                  (c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; or

                  (d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in LESSEE to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

                  (e) any issuance of an interest or interests in LESSEE (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in LESSEE. For purposes of the immediately foregoing, a "controlling interest" of LESSEE shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, or otherwise) of LESSEE.

                  12.8. Payment of Net Proceeds to LESSOR. If LESSEE assigns this Lease or subleases the Demised Premises to any entity other than an affiliate of LESSEE or an entity acquiring, by merger, sale of assets or sale of stock, a majority interest in LESSEE, then LESSEE agrees to pay to LESSOR, immediately upon receipt thereof, 50% of all Net Rental Proceeds, of whatever nature, payable by the prospective assignee or sublessee to LESSEE pursuant to such assignment or sublease.

                  12.9. No Release. No assignment of this Lease nor any sublease of all or any portion of the Demised Premises shall release or discharge LESSEE from any liability, whether past, present, or future, under this Lease and LESSEE shall continue to remain primarily liable under this Lease.

                  12.10. Permits and Approvals. LESSEE shall be responsible for obtaining all permits and approvals required by any governmental or quasi-governmental agency in connection with any assignment of this Lease or any subletting of the Demised Premises.

                  12.11. Bankruptcy Provisions. (a) Notwithstanding anything to the contrary contained in this Lease, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to LESSOR, shall be and remain the exclusive property of LESSOR and shall not constitute property of LESSEE or of the estate of LESSEE within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting LESSOR'S property under the preceding sentence not paid or delivered to LESSOR shall be held in trust for the benefit of LESSOR and be promptly paid to or turned over to LESSOR.

                  (b) If LESSEE proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to LESSEE, then notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by LESSEE to assure such person's or entity's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to LESSOR by LESSEE no later than twenty (20) days after receipt by LESSEE, but in any event no later than ten (10) days prior to the date that LESSEE shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. LESSOR shall thereupon have the prior right and option, to be exercised by notice to LESSEE given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to LESSOR an instrument confirming such assumption.

                                   ARTICLE 13

                                    CASUALTY

                  13.1. Notice of Casualty. If there is any damage to or destruction of the Demised Premises, LESSEE shall, upon obtaining knowledge thereof, promptly give notice thereof to LESSOR, describing the nature and extent thereof. Within thirty (30) days after receipt of such notice, LESSOR shall advise LESSEE whether the Demised Premises has been so substantially damaged such that Restoration cannot be completed within three hundred sixty-five (365) days of the date of the damage or destruction (the "Restoration Period"), which determination shall be made by a reputable architect selected by LESSOR.

                  13.2. Partial Damage Not Affecting Occupancy. If the Demised Premises are damaged or partially destroyed but the area damaged is not thereby rendered untenantable, LESSOR shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent shall not abate.

                  13.3. Damage Affecting Occupancy. If the Demised Premises are damaged or destroyed and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Sections 13.4 and 13.5 hereof, LESSOR shall, at its own expense, subject to the conditions stated in Sections 13.4 and 13.5, cause Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent shall be equitably abated during Restoration.

                  13.4. Termination Rights of LESSOR. If the Demised Premises are damaged or destroyed and such damage shall amount to 40% or more of the Full Insurable Value of the Demised Premises, or if the period required for Restoration is estimated to exceed the Restoration Period, LESSOR, in lieu of Restoration, may elect to terminate this Lease, provided that notice of such termination shall be sent to LESSEE within sixty (60) days after LESSOR'S receipt of notice of the occurrence. Upon such termination, this Lease shall cease, terminate and expire upon the giving of such termination notice, and all Basic Rent and Additional Rent shall be adjusted as of the date of such damage or destruction.

                  13.5. Limitation on Restoration Obligation. LESSOR shall not be required to expend for Restoration an amount in excess of the Net Award received by it. In the event the Net Award is not adequate, or the holder of the first mortgage lien elects to retain the Net Award, then, in either case, LESSOR shall have the right to terminate this Lease within thirty (30) days after the amount of such Award is ascertained, or after said holder has notified LESSOR of its election to retain the Net Award, whichever the case may be. If LESSOR exercises its right to terminate this Lease pursuant to this Section, then this Lease shall cease, terminate and expire upon the giving of such termination notice, and all Basic Rent and Additional Rent shall be adjusted as of the date of such damage or destruction.

                  13.6. Termination Rights of LESSEE. In the event the period estimated for Restoration is greater than the Restoration Period, then LESSEE may elect, upon notice to LESSOR given within fifteen (15) days of receipt of the notice from LESSOR given as required by Section 13.1 advising of the estimated Restoration Period, to terminate this Lease, unless the damage or destruction was caused by the gross negligence or willful misconduct of LESSEE or LESSEE'S Visitors. Upon such termination, this Lease shall cease, terminate and expire upon the giving of such termination notice, and all Basic Rent and Additional Rent shall be adjusted as of the date of such damage or destruction.

                                   ARTICLE 14

                                  CONDEMNATION

                  14.1. Assignment of Award. LESSEE hereby irrevocably assigns to LESSOR any award or payment to which LESSEE becomes entitled by reason of any Taking of all or any part of the Demised Premises, whether the same shall be paid or payable in respect of LESSEE'S leasehold interest hereunder or otherwise, except that LESSEE shall be entitled to any award or payment for the Taking of LESSEE'S trade fixtures or personal property or any separate award for loss of business or moving expenses provided the amount of the Net Award payable with respect to the fee interest is not diminished thereby. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. LESSEE agrees that this Lease shall control the rights of LESSOR and LESSEE in any such award and any contrary provision of any present or future law is hereby waived.

                  14.2. Total Taking. In the event of a Taking of the whole of the Demised Premises, then the term of this Lease shall cease and terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent shall be paid up to that date.

                  14.3. Partial Taking. In the event of a Taking of twenty (20%) percent or more of the Land or Building, then, if LESSEE shall determine in good faith and certify to LESSOR that because of such Taking, continuance of its business on the Demised Premises would be uneconomical, LESSEE may at any time either prior to or within a period of sixty (60) days after the date when possession of such premises shall be acquired by the condemning authority, elect to terminate this Lease. In the event that LESSEE shall fail to so elect to terminate this Lease, or in the event of a Taking of the Demised Premises under circumstances under which LESSEE will have no such option, then, and in either of such events, LESSOR, subject to the provisions of Section 14.4., shall cause Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent payable during the Term shall be equitably prorated based upon the square foot area of the Demised Premises actually taken.

                  14.4. Limitation on Restoration. (a) In the event (i) of a Taking of twenty percent (20%) or more of the Demised Premises or Building, or
(ii) the Net Award is inadequate to complete Restoration of the Demised Premises, then LESSOR may elect either to complete such Restoration or terminate this Lease by giving notice to LESSEE within thirty (30) days after the amount of the Net Award is ascertained. If LESSOR elects to complete Restoration, then the Basic Rent and Additional Rent payable during the Term shall be equitably prorated based upon the square foot area of the Demised Premises actually taken; and if LESSOR elects to terminate this Lease pursuant to this Section, then this Lease shall cease, terminate and expire upon the giving of such termination notice, and all Basic Rent and Additional Rent shall be adjusted as of the earlier to occur of the termination of this Lease or the date of such Taking.

                  (b) In the event the Net Award is insufficient to complete the Restoration, or the holder of a mortgage elects to retain the Net Award, then LESSOR shall have the right to terminate this Lease by giving notice to LESSEE within thirty (30) days after said determination or such holder has notified LESSOR of its election to retain the Net Award. If LESSOR exercises its right to terminate this Lease pursuant to this Section, then this Lease shall cease, terminate and expire upon the giving of such termination notice, and all Basic Rent and Additional Rent shall be adjusted as of the earlier to occur of the termination of this Lease or the date of such Taking.

                                   ARTICLE 15

                                EVENTS OF DEFAULT

                  15.1. Events of Default. Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

                  (a) If LESSEE shall default in making payment when due of any Basic Rent, Additional Rent or other amount payable by LESSEE hereunder and such default shall continue for a period of ten (10) days after receipt of notice of such default; or

                  (b) if LESSEE shall abandon the Demised Premises for a period in excess of thirty (30) consecutive days; or

                  (c) if LESSEE shall file a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or shall be adjudicated a bankrupt or is declared insolvent under applicable state insolvency laws, or shall commit any act of bankruptcy as defined in any such law, or shall take any action in furtherance of any of the foregoing; or

                  (d) if a petition or answer shall be filed proposing the adjudication of LESSEE as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) LESSEE shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

                  (e) if a receiver, trustee or liquidator (or other similar official) of LESSEE or of all or substantially all of its business or assets or of the estate or interest of LESSEE in the Demised Premises shall be appointed and shall not be discharged within sixty (60) days thereafter or if LESSEE shall consent to or acquiesce in such appointment; or

                  (f) if the estate or interest of LESSEE in the Demised Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or

                  (g) if LESSEE shall use or suffer or permit the use of the Demised Premises or any part thereof for any purpose other than expressly specified in Section 6.1 and such default shall continue for a period of five
(5) days after receipt of notice; or

                  (h) if LESSEE fails to discharge any Lien within the time period set forth in Article 9; or

                  (i) if LESSEE fails to maintain the insurance required pursuant to Article 10, or LESSEE fails to deliver to LESSOR the insurance certificates required by Article 10 within the time periods set forth in Section 10.3; or

                  (j) if LESSEE fails to deliver to LESSOR the estoppel certificate required by Article 11 within ten (10) days after receipt of notice that such estoppel certificate was not delivered within the time period set forth therein; or

                  (k) if LESSEE fails to deliver to LESSOR the subordination agreement required by Section 17.l within ten (10) days after receipt of notice that such subordination agreement was not delivered within the time period set forth therein; or

                  (l) if LESSEE fails to comply with any Legal Requirement, and such failure continues for a period of ten (10) days after receipt of notice specifying such default and demanding that the same be cured; or

                  (m) if LESSEE shall default in the observance or performance of any provision of this Lease, other than those specified in subsections (a) through (l) above, and such default shall continue for thirty (30) days after LESSOR shall have given notice to LESSEE specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty
(30) days, in which case LESSEE shall have such longer period as shall be necessary to cure the default, so long as LESSEE promptly commences to cure the same within such thirty (30) day period, prosecutes the cure to completion with due diligence and promptly advises LESSOR from time to time, upon LESSOR'S request, of the actions which LESSEE is taking and the progress being made).

                                   ARTICLE 16

                        CONDITIONAL LIMITATIONS; REMEDIES

                  16.1. Conditional Limitations; Remedies. Upon the occurrence of any Event of Default hereunder, LESSOR may, in addition to all other rights and remedies provided herein or at Law or in equity, exercise any or all of the following remedies:

                 (a) LESSOR may give a written notice of termination upon LESSEE setting forth a date, no fewer than ten (10) days from the date of the giving of such notice, terminating this Lease and/or LESSEE's right to use and occupy the Demised Premises. Upon the expiration of such period, this Lease and the term hereof, or the right of LESSEE or any sublessee to use and occupy the Demised Premises, as the case may be, shall terminate and expire as fully and completely as if the day on which said notice of cancellation is to be effective were the expiration of the Term, and LESSEE shall then peaceably quit and surrender the Demised Premises to LESSOR, but LESSEE shall remain liable as herein provided. LESSOR may also, without further notice, re-enter the Demised Premises and repossess same by summary proceedings or ejectment or otherwise and/or may dispossess the LESSEE and remove the LESSEE and all other persons and property from the Demised Premises and may have, hold, use and enjoy the Demised Premises and the right to receive all rental income therefrom.

                (b) LESSOR may (i) declare all Basic Rent, Additional Rent and all other sums due and payable hereunder immediately due and payable;
(ii) re-let or sublet the Demised Premises or any part or parts thereof, in the name of LESSEE, LESSOR or otherwise, for a term or terms, which may at LESSOR's option be less than, equal to, or exceed the period which would otherwise have constituted the balance of the term of this Lease, and LESSOR may grant concessions or free rent, or charge such higher or lower rental as may be reasonable under the circumstances; or (iii) collect rental payments directly from any sublessee, upon written notice to such sublessee directing it to make such payment to LESSOR.

                 (c) LESSOR may require LESSEE immediately to pay to LESSOR the aggregate Basic Rent and Additional Rent payable hereunder which would have become payable by LESSEE hereunder through the day previously set as the expiration of the Term. Such accelerated rent shall be held by LESSOR and applied by LESSOR on a monthly basis to any deficiency between the rent or any other monies hereby reserved and/or covenanted to be paid by LESSEE and the net amount, if any, of the rents collected on account of any re-letting or sub-letting of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. Any excess accelerated rent held by LESSOR at the expiration of the Term of this Lease shall be refunded promptly to LESSEE. LESSOR shall use good faith efforts to mitigate LESSEE'S damages hereunder, but, provided that LESSOR has used such good faith efforts, the failure of LESSOR to re-let or sublet the Demised Premises or any part or parts thereof shall not release or affect LESSEE's obligations or liability hereunder. In computing any such deficiencies, there shall be added thereto such expenses as LESSOR may reasonably incur in connection with re-letting or subletting or attempting to relet or sublet the Demised Premises, including but not limited to, legal expenses, attorney's fees, brokerage fees, advertising expenses and expenses incurred in connection with the marketing, showing, fix-up, cleaning, repair or maintenance of the Demised Premises including those for preparation of the Demised Premises for re-letting or subletting and the removal of LESSEE's property, fixtures or other improvements therefrom. LESSOR shall in no event be liable in any way whatsoever for failure to re-let or sublet the Demised Premises, or in the event that the Demised Premises are re-let or sublet, for failure to collect the rent under such re-letting or subletting, and in no event shall LESSEE be entitled to receive any excess, if any, of such net rents collected over the sums payable by LESSEE to LESSOR hereunder.

                  16.2. Remedies Upon Termination. In the event of any termination of this Lease as in this Article 16 provided or as required or permitted by law, LESSEE shall forthwith quit and surrender the Demised Premises to LESSOR, and LESSOR may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event LESSEE and no person claiming through or under LESSEE by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and LESSOR at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from LESSEE, as and for liquidated damages, the sum of:

                  (a) all Basic Rent, Additional Rent and other amounts payable by LESSEE hereunder then due or accrued and unpaid, and

                  (b) for loss of the bargain, an amount equal to the aggregate of all unpaid Basic Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice; and

                  (c) all other damages and expenses (including attorneys' fees and expenses), if any, which LESSOR shall have sustained by reason of the breach of any provision of this Lease;

less (i) the net proceeds of any reletting actually received by LESSOR.

                  16.3. No Limitation on Remedies in Bankruptcy. Nothing herein contained shall limit or prejudice the right of LESSOR, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

                  16.4. Additional Remedies on Abandonment. In the event that LESSEE should abandon the Demised Premises for a period in excess of thirty (30) days, LESSOR may, at its option and for so long as LESSOR does not terminate LESSEE'S right to possession of the Demised Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, LESSOR shall be entitled to recover from LESSEE all reasonable and necessary costs of maintenance and preservation of the Demised Premises, and all costs, including reasonable attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Demised Premises and LESSOR'S interest under this Lease.

                  16.5.  No Waiver of  Indemnification.  Nothing in this
Article 16 shall be deemed to affect the right of LESSOR to indemnification pursuant to this Lease.

                  16.6. Surrender. If LESSOR terminates this Lease upon the occurrence of an Event of Default, LESSEE will quit and surrender the Demised

Premises to LESSOR or its agents, and LESSOR may without further notice enter upon, re-enter and repossess the Demised Premises by summary proceedings, ejectment or otherwise. The words "enter", "re-enter", and "re-entry" are not restricted to their technical legal meanings.

                  16.7. Costs and Expenses. If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys' fees and expenses.

                  16.8. Additional Rights. If LESSEE shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, LESSOR, without thereby waiving such default, may perform the same for the account and at the expense of LESSEE (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any Legal or Insurance Requirement, or in the imposition of any Lien against all or any portion of the Demised Premises, and (b) in any other case if such default continues after thirty (30) days from the date of the giving by LESSOR to LESSEE of notice of LESSOR'S intention so to perform the same. All reasonable costs and expenses incurred by LESSOR in connection with any such performance by it for the account of LESSEE and also all reasonable costs and expenses, including attorneys' fees and disbursements incurred by LESSOR in any action or proceeding (including any summary dispossess proceeding) brought by LESSOR to enforce any obligation of LESSEE under this Lease and/or right of LESSOR in or to the Demised Premises, shall be paid by LESSEE to LESSOR upon demand.

                  16.9. Non-Exclusive Remedies of LESSOR. Except as otherwise provided in this Article 16, no right or remedy herein conferred upon or reserved to LESSOR is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. LESSOR shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

                                   ARTICLE 17

                                  SUBORDINATION

                  17.1. Subordination. Subject to the provisions of the final sentence of this Section 17.1, this Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Demised Premises or LESSOR'S interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Demised Premises (any such mortgage or ground lease being herein called an "Underlying Encumbrance"). The foregoing provisions for the subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. In connection with any such subordination, LESSOR agrees to use reasonable efforts to obtain from the holder of such Underlying Encumbrance a non-disturbance agreement in favor of LESSEE, on terms mutually agreeable to the parties.

                  17.2. Effect of Transfers. If all or any portion of LESSOR'S estate in the Demised Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Demised Premises (a) shall not be liable for any act or omission of LESSOR under this Lease occurring prior to such sale or conveyance, except for continuing defaults, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, except to the extent that any successor shall seek to enforce an obligation to pay rent which accrued prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except to the extent actually received and except prepayments in the nature of security for the performance by LESSEE of its obligations hereunder), and (d) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by LESSOR under this Lease only during the period such person, firm or corporation shall hold such interest.

                                   ARTICLE 18

                                LESSEE'S REMOVAL

                  18.1. Removal. Upon the expiration or earlier termination of this Lease, LESSEE shall surrender the Demised Premises to LESSOR in the condition same is required to be maintained under Article 5 of this Lease and broom clean. Any personal property which shall remain in any part of the Demised Premises after the expiration or earlier termination of this Lease shall be deemed to have been abandoned, and either may be retained by LESSOR as its property or may be disposed of in such manner as LESSOR may see fit; provided, however, that, notwithstanding the foregoing, LESSEE will, upon request of LESSOR made not later than ten (10) days after the expiration or earlier termination of this Lease, promptly remove from the Demised Premises any such personal property.

                  18.2. Entry by LESSOR. If, at any time during the last three
(3) months of the Term, LESSEE shall advise LESSOR that LESSEE will not occupy the Demised Premises in connection with the conduct of its business, LESSOR may elect, at its option, to enter the Demised Premises to alter and/or redecorate such part of the Demised Premises.

                  18.3. Holding Over. If LESSEE holds over possession of the Demised Premises beyond the expiration or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall be a tenancy at sufferance upon the terms, covenants and conditions of this Lease except that LESSEE agrees that the charge for use and occupancy of the Demised Premises for each calendar month or portion thereof that LESSEE holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of (a)(i) one hundred fifty percent (150%) of Basic Rent during the first six (6) months of any holdover, and (ii) two hundred percent (200%) of the Basic Rent thereafter and (b) one hundred percent (100%) of the Additional Rent required to be paid by LESSEE during the calendar year preceding the termination date. The parties recognize and agree that the damage to LESSOR resulting from any failure by LESSEE to timely surrender possession of the Demised Premises will be extremely substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure. Nothing contained in this Lease shall be construed as a consent by LESSOR to the occupancy or possession by LESSEE of the Demised Premises beyond the termination date, and LESSOR, upon said termination date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Demised Premises. The provisions of this
Article 18 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 19

                                  MISCELLANEOUS

                  19.1. Broker. Each party represents to the other that it has not dealt with any real estate broker or sales representative in connection with this transaction. Each party agrees to indemnify and hold harmless the other from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) by any broker or sales representative claiming to have dealt with it in connection with this transaction. The provisions of this Section 19.1 shall survive the expiration or sooner termination of this Lease.

                  19.2. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered, one (1) business day after being deposited with a reputable overnight delivery service, or five (5) days after being mailed by first class registered or certified mail, postage prepaid, addressed to the address for such party set forth above, or to such other address as either party shall designate to the other in writing. Notwithstanding the foregoing, any notice changing the address of a party shall not be deemed given until received by the party to whom it was addressed.

                  19.3. Nature of LESSOR'S Obligations. Anything in the Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against any member, partner, joint venturer, shareholder or other person or entity having an ownership interest in LESSOR, it being expressly understood that all obligations of LESSOR under or relating to this Lease are solely obligations payable out of the Demised Premises and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and as a condition for the execution of this Lease, and LESSEE expressly waives and releases all such liability as a condition of, and as a consideration for, the execution of this Lease by LESSOR. LESSEE shall look solely to LESSOR's equity in the Demised Premises to satisfy any liability of LESSOR hereunder.

                  19.4. Right of Entry. LESSEE shall permit LESSOR, its agents, servants, employees and contractors, any prospective purchaser, and any present or prospective mortgagee and their representatives, upon reasonable advance notice, to enter the Demised Premises from time to time upon reasonable advance notice to LESSEE, and during the last eighteen (18) months of the Term shall permit LESSOR to show the Demised Premises to prospective tenants.

                  19.5. Accord and Satisfaction. The receipt by LESSOR of any installment of Basic Rent or of any Additional Rent with knowledge of a default by LESSEE under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by LESSEE or receipt by LESSOR of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                  19.6. Expenses of LESSOR. If LESSEE seeks any consent or waiver with respect to this Lease, then, whether or not LESSOR grants such consent or waiver, LESSEE shall pay to LESSOR, within ten (10) days after demand, LESSOR'S reasonable costs and expenses, including attorneys' fees, incurred in connection therewith.

                  19.7. Modifications; Amendments; Waivers. This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver, shall be effective unless in writing and signed by the party against whom enforcement thereof is sought. No waiver by either party of any obligations hereunder shall be deemed to constitute a waiver of the future performance of such obligation.

                  19.8. Security Deposit. (a) Concurrently with the execution of this Lease, LESSEE shall deposit with LESSOR the sum of $42,000.00, the same to be held by LESSOR as security for the full and faithful performance by LESSEE of the terms and conditions by it to be observed and performed hereunder. The security deposit shall be deposited by LESSOR in an interest-bearing account segregated from LESSOR'S other accounts. At the end of each calendar year, interest on the security deposit shall be credited against any amounts required to be paid by LESSEE pursuant to subsection (b) below, and any excess shall be paid to LESSEE promptly, provided, however, that LESSOR shall be entitled to retain for its own account an administrative fee equal to one percent (1%) of the security deposit per annum. If any Basic Rent, Additional Rent or other sum payable by LESSEE to LESSOR becomes overdue and remains unpaid, or should LESSOR make any payments on behalf of LESSEE, or should LESSEE fail to perform any of the terms and conditions of this Lease, then LESSOR, at its option, upon notice to LESSEE, and without prejudice to any other remedy which LESSOR may have on account thereof, shall appropriate and apply said deposit, or so much thereof as may be required to compensate or reimburse LESSOR, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or loss or damage sustained by LESSOR due to the breach or failure to perform on the part of LESSEE, and upon demand, LESSEE shall restore such security to the original sum deposited. The Deposit shall not be considered as an advance against Basic Rent or any other payments due under this Lease.

                 (b) LESSEE hereby agrees that the security deposit shall equal three (3) months' Basic Rent at all times during the Term, and LESSEE agrees to deposit with LESSOR such additional sum as may be required to satisfy such requirement within thirty (30) days after any increase in the Basic Rent.

                  19.9. Severability. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

                  19.10. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except as provided in Article 12.

                  19.11. Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by LESSEE under this Lease, LESSOR covenants that

LESSEE shall and may at all times peaceably and quietly have, hold and enjoy the Demised Premises during the Term.

                  19.12. Interpretation. The table of contents and the article headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Exhibits A and B are incorporated into this Lease.

                  19.13. Counterparts. This Lease may be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

                  19.14. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New York.

                  19.15. No Acceptance of Surrender. No act or thing done by LESSOR or LESSOR'S agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises. No agreement to accept such surrender shall be valid unless in writing and signed by LESSOR. No employee of LESSOR or LESSOR'S agents shall have any authority to accept the keys to the Demised Premises prior to the termination date and the delivery of keys to any employee of LESSOR or LESSOR'S agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Demised Premises.

                  19.16. No Offer. The submission of this Lease to LESSEE for examination does not constitute an offer to lease the Demised Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of the Lease by LESSOR and LESSEE.

                                   ARTICLE 20

                           LESSEE'S ADDITIONAL RIGHTS

                  20.1. Repurchase Option. Provided that there is no then existing Event of Default under this Lease beyond any applicable notice and cure period, and provided that LESSEE has not subleased all or any portion of the Demised Premises or assigned this Lease, except as permitted below, then from the Commencement Date through and including the date which is six (6) months from and after the Commencement Date, LESSEE shall have the right to purchase the Demised Premises (the "Repurchase Option"), on the following terms and conditions:

                 (a) LESSEE may exercise the Repurchase Option by providing written notice of such exercise (the "Exercise Notice") to LESSOR.

                  (b) The closing of title shall take place on the date that is specified in the Exercise Notice, which date shall be no earlier than thirty
(30) days after the date that the Exercise Notice is delivered to LESSOR, and no later than the last day of the six (6) month period set forth above in this
Section 20.1, provided, however, that such date shall not be a Saturday, Sunday or legal holiday, in which event, the closing of title shall occur on the next succeeding business day.

                  (c) LESSEE shall pay the amount of $1,155,000.00 (the "Repurchase Price") to LESSOR for the purchase of the Demised Premises.

                  (d) Title to the Demised Premises shall be the same quality of title subject to which LESSOR took title to the Demised Premises on the date hereof.

                  (e) LESSEE shall pay to LESSOR all recording fees, transfer taxes, reasonable legal fees, reasonable fees paid in connection with obtaining and termination of LESSOR'S mortgage excluding prepayment penalties or premiums, and other reasonable costs and expenses, incurred by LESSOR in connection with the purchase of the Demised Premises from LESSEE, and the repurchase of the Demised Premises by LESSEE, so that LESSOR receives a total net profit from both transactions equal to $55,000.00.

This Repurchase Option is not assignable in connection with the assignment of this Lease or otherwise, except that LESSEE may assign this Repurchase Option to the successor of LESSEE by way of merger, consolidation, sale of all or substantially all of LESSEE'S assets or business, or a sale of all or a controlling interest in LESSEE.

                  20.2 Profit Sharing. (a) Provided that there is no then existing Event of Default under this Lease beyond any applicable notice and cure period, and provided that LESSEE has not subleased all or any portion of the Demised Premises or assigned this Lease, except as is permitted herein, if LESSOR sells the Demised Premises to a third party unaffiliated with Lessor prior to the First Anniversary of the Commencement Date, then LESSOR shall pay to LESSEE an amount equal to one-half (1/2) of the profit realized by LESSOR in connection with such sale, which profit shall be calculated to be the proceeds of such sale, net of (i) the purchase price paid by LESSOR for the Demised Premises, (ii) all costs and expenses, including, without limitation, legal fees, title charges, survey costs and due diligence costs, incurred by LESSOR in connection with the purchase of the Demised Premises, (iii) all costs and expenses, including without limitation, legal fees, recording charges, and brokerage commissions, incurred by LESSOR in connection with the sale of the Demised Premises to such third party, and (iv) all costs and expenses incurred by LESSOR in improving the Demised Premises after the date hereof. This right is not assignable by LESSEE in accordance with an assignment of this Lease or otherwise, except that LESSEE may assign this right to the successor of LESSEE by way of merger, consolidation, sale of all or substantially all of LESSEE'S assets or business, or a sale of all or a controlling interest in LESSEE.

                 (a) If LESSEE exercises its Repurchase Option, and subsequently sells the Demised Premises to a third party unaffiliated with LESSEE prior to the First Anniversary of the closing date of such purchase, then LESSEE shall pay to LESSOR an amount equal to one-half (1/2) of the profit realized by LESSOR in connection with such sale, which profit shall be calculated to be the proceeds of such sale, net of (i) the repurchase price paid by LESSEE for the Demised Premises, (ii) all costs and expenses, including, without limitation, legal fees, title charges, survey costs and due diligence costs, incurred by LESSEE in connection with the repurchase of the Demised Premises, (iii) all costs and expenses, including without limitation, legal fees, recording charges, and brokerage commissions, incurred by LESSEE in connection with the sale of the Demised Premises to such third party, and (iv) all costs and expenses incurred by LESSEE in improving the Demised Premises after the closing date of such repurchase. This right is not assignable by LESSOR in accordance with the sale of the Demised Premises or otherwise, except that LESSOR may assign this right to the successor of LESSOR by way of merger, consolidation, sale of all or substantially all of LESSOR'S assets or business, or a sale of all or a controlling interest in LESSOR. This right shall survive the termination of this Lease, and shall be evidenced by the deed or another recorded document at the closing of title with respect to the Repurchase Option.

                  IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                                                LESSOR:
                                                SUN ASSOCIATES, LLC



                                                 By: /S/  Betty Sun
                                                    ----------------------------
                                                    Name:   Betty Sun
                                                    Title: Member

                                                 LESSEE:
                                                 SALEX HOLDING CORP.


                                                 By: /S/ Salvatore Crimi, CEO
                                                    ----------------------------
                                                    Name:  Salvatore Crimi
                                                    Title: CEO

                                    EXHIBIT A

                               DESCRIPTION OF LAND

                                    EXHIBIT B

                                   BASIC RENT

         The Basic Rent payable by LESSEE to LESSOR during the term shall be as follows:

         (a) During the period from the Commencement Date to December 31, 1999, inclusive, annual Basic Rent shall be $168,000.00, payable in equal monthly installments of $14,000.00, on the first day of each consecutive month, except that the first such installment shall be due and payable on the Commencement Date and shall be prorated based upon the number of days remaining in the month in which the Commencement Date occurs.

         (b) On January 1, 2000, and on January 1 of each year thereafter through January 1, 2003, Basic Rent shall be increased by the annual amount of $6,000.00. Basic Rent shall be payable in equal monthly installments on the first day of each consecutive month.

         (c) On January 1 2004, and on January 1 of each year thereafter during the term, Basic Rent shall be increased by the annual amount of four percent of the annual Basic Rent for the previous year. Basic Rent shall be payable in equal monthly installments on the first day of each consecutive month.